   EXHIBIT (i)

Eaton Vance Management

Two International Place

Boston, MA  02110

(617) 482-8260

www.eatonvance.com

September 10, 2013

Eaton Vance Growth Trust

Two International Place

Boston, MA  02110

Ladies and Gentlemen:

Eaton Vance Growth Trust (the “Trust”) is a voluntary association (commonly referred to as a “business trust”) established under Massachusetts law with the powers and authority set forth under its Declaration of Trust dated May 25, 1989, as amended (the “Declaration of Trust”).

I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided.  As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited.  The series and classes of shares established and designated as of the date hereof and registered by Form N-1A are identified on Appendix A hereto.

Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property.  All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

1.

The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

Eaton Vance Growth Trust

September 10, 2013

2.

Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 152 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

Very truly yours,

/s/ Velvet R. Regan

Velvet R. Regan, Esq.

Vice President

Eaton Vance Management

027_0139.doc

Appendix A

Established and Designated Series of the Trust

Eaton Vance Asian Small Companies Fund(5)

Eaton Vance Atlanta Capital Focused Growth Fund(6)

Eaton Vance Atlanta Capital Select Equity Fund(6)

Eaton Vance Atlanta Capital SMID-Cap Fund(3)

Eaton Vance Focused Growth Opportunities Fund(6)

Eaton Vance Focused Value Opportunities Fund(6)

Eaton Vance Global Natural Resources Fund(6)

Eaton Vance Greater China Growth Fund(2)

Eaton Vance Hexavest Emerging Markets Equity Fund(6)

Eaton Vance Hexavest Global Equity Fund(6)

Eaton Vance Hexavest International Equity Fund(6)

Eaton Vance Hexavest U.S. Equity Fund(6)

Eaton Vance Multi-Cap Growth Fund(2)

Eaton Vance Richard Bernstein All Asset Strategy Fund(6)

Eaton Vance Richard Bernstein Equity Strategy Fund(6)

Eaton Vance Worldwide Health Sciences Fund(1)

Parametric Balanced Risk Fund(7)

____________________________

Authorized classes are as follows:

(1)

Classes A, B, C, I and R

(2)

Classes A, B, C and I

(3)

Classes A, C, I and R

(4)

Classes A, B and C

(5)

Classes A and B

(6)

Classes A, C and I

(7)

Investor and Institutional Classes